EXHIBIT 5.1



                                                      August 20, 1996


VLSI Technology, Inc.
1109 McKay Drive
San Jose, CA 95131

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VLSI Technology, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about August 20, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 5,000,000 shares of your Common Stock, $0.01 par value (the "Shares"), reserved for issuance pursuant to the Company's 1992 Stock Plan (the "Plan") and (ii) the Prospectus expected to be dated August 20, 1996 that relates to the Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectus"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plan.

       It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectus and the Plan (including obtaining stockholder approval of the increase in shares reserved under the Plan by 5,000,000), and assuming that the Shares are issued in accordance with the provisions of the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus and any subsequent amendment thereto.

                                   Very truly yours,

                                    /s/ Wilson, Sonsini, Goodrich & Rosati

                                   WILSON, SONSINI, GOODRICH & ROSATI
                                   Professional Corporation